                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Uncle B's Bakery, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            Uncle B's Bakery, Inc.
                              441 Dubuque Street
                             Ellsworth, Iowa 50075

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                 December 19, 1996 at 10:00 a.m. Central Time

     The annual meeting of shareholders of Uncle B's Bakery, Inc. (the "Company") will be held on Thursday, December 19, 1996, at 10:00 a.m., central time, at the Embassy Suites, 101 East Locust Street, Des Moines, Iowa. The following two matters will be considered by the shareholders at the meeting:

     1.  Election of Directors.

     2. Ratification of the appointment of independent accountants for fiscal 1997.

     You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope.

     Shareholders of record as of the close of business on November 15, 1996 are eligible to vote at the Annual Meeting.

     A copy of the Annual Report to Shareholders for the fiscal year ended July 31, 1996, including audited financial statements, is enclosed.

                                            By Order of the Board of Directors

                                            Wm. Howard McClennan, Jr.
                                            Secretary

November 26, 1996

                            Uncle B's Bakery, Inc.
                              441 Dubuque Street
                             Ellsworth, Iowa 50075

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

                               December 19, 1996


     This Proxy Statement is furnished in connection with the annual meeting of shareholders (the "Annual Meeting") of Uncle B's Bakery, Inc. (the "Company") to be held on Thursday, December 19, 1996, at 10:00 a.m., central time, at the Embassy Suites, 101 East Locust Street, Des Moines, Iowa, and at any adjournments or postponements thereof. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders with the Company's Annual Report to Shareholders commencing on or about November 26, 1996.

                         VOTING RIGHTS AND PROCEDURES

     Only shareholders of record of the Common Stock of the Company whose names appear of record on the Company's books at the close of business on November 15, 1996 are entitled to vote at the Annual Meeting. As of that date, a total of 3,656,258 shares of such Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting.

     The enclosed proxy is being solicited by the Board of Directors of the Company. The Company will pay all costs of the solicitation. Proxies in the enclosed form received from the holders of Common Stock will be voted for the election of the two Director nominees and for the ratification of the appointment of Ernst & Young LLP as the Company's auditors, unless shareholders indicate otherwise. Directors will be elected by the affirmative vote of a majority of the votes cast by shares of Common Stock present in person or by proxy and entitled to vote at the 1996 Annual Meeting. In the event that any other matters properly come before the Annual Meeting and call for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on these matters.

     Shares with respect to which authority to vote for any Director nominee or nominees is withheld will not be counted in the total number of shares voted for such nominee or nominees. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter. A proxy may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxy's authority or a duly executed proxy bearing a later date.

                          1.   ELECTION OF DIRECTORS

     The business and affairs of the Company are managed under the direction of its Board of Directors. The Bylaws of the Company provide that the Board of Directors shall have six members. The Bylaws provide that the Board of Directors shall have three classes, and the members of each class are elected to serve a three-year term, with the terms of office of each class ending in successive years. The Board currently has one Class B Director, Edward L. Campbell, and two Class C Directors, William T. Rose, Jr. and William T. Rose Sr., and there are three vacancies on the Board of Directors.

     The terms of the Class C Directors expire at the 1996 Annual Meeting. The current Class C Directors, William T. Rose, Jr. and William T. Rose, Sr., have been nominated to serve in those positions for a term ending at the 1999 Annual Meeting. The term of the Class B Director, Edward L. Campbell, expires at the 1998 Annual Meeting, and he is not subject to election at the 1996 Annual Meeting.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
        FOR THE ELECTION OF MESSRS. ROSE, JR. AND ROSE SR.

     If any of the nominees should be unwilling or unable to serve, the persons authorized by the proxy to vote shall, pursuant to the authority granted to them by the Board of Directors, have the discretion to select and vote for substituted nominees (unless shareholders indicate otherwise, as noted above). The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve.

     The following paragraphs set forth the principal occupation of each current Director of the Company for the past five years, other positions each has held, the date each was first elected a director of the Company, the date each Director's term expires and the age of each Director. Directors who are nominees for election at the 1996 Annual Meeting are listed first.

Class C Directors (terms expiring in 1999):
------------------------------------------

William T. Rose, Jr...... Mr. Rose, 35 years of age, has been Chief Executive
                          Officer, President and Chairman of the Board of Directors of the Company since founding the Company in 1985. Previously, he was President of Music Works, Inc. of Ames, Iowa, a record and tape retail sales business that he started in 1984 and sold in 1986 to finance the Company's growth. Mr. Rose was named Iowa Young Entrepreneur of the Year in 1989. Mr. Rose was also selected as the 1995 Emerging Entrepreneur of the Year for Iowa and Nebraska by the Entrepreneur of the Year Institute, sponsored by Inc. Magazine, Merrill Lynch and
                          Ernst & Young LLP.


William T. Rose, Sr...... Mr. Rose, 58 years of age, has been Vice Chairman of the Board of Directors since joining the Company in 1986. From 1984 to 1986, he was owner and President of WTR Industries, a marketing consulting firm. From 1976 to 1985, he was General Manager of Leigh Equipment, Inc., a construction equipment supplier that he founded. From 1973 to 1976, he was President of Hydraulic Components, Inc., a hydraulic equipment manufacturer that he founded. He is the father of William T. Rose, Jr.

Class B Director (not being elected at 1996 Annual Meeting; term expiring in
----------------------------------------------------------------------------
1998):
-----

Edward L. Campbell....... Mr. Campbell, 62 years of age, has been a director of the Company since 1988. He has been a public affairs consultant and owner of Campbell & Associates since 1976.

     Three Directorships are currently vacant due to resignations during 1996, each for a different reason. John Calvin resigned as a Director of the Company on May 17, 1996 due to the sale of his business. George Dunbar resigned as a Director on September 30, 1996 due to increasing time demands from his other business and personal obligations. Oreste Boscia resigned as a Director on October 7, 1996 because of his appointment as the president and chief executive officer of Windsor Frozen Food Company. None of these individuals expressed any disagreement with the Company relating to operations, policies or practices as a reason for resignation. The Board is actively searching for suitable candidates to fill these vacancies. Under the Iowa Business Corporation Act, these vacancies may be filled by the vote of a majority of the remaining Directors, and persons so selected are subject to election by the shareholders at the first annual meeting following their selection.

     During fiscal 1996 and prior to the respective resignations of Messrs. Dunbar, Boscia and Calvin, the Board of Directors had an Audit Committee consisting of Messrs. Dunbar, Boscia and Calvin, a Compensation Committee consisting of Messrs. Campbell, Dunbar and Calvin, and an Executive Committee consisting of Messrs. Rose, Jr., Rose, Sr., Dunbar, Boscia and Calvin. The Audit Committee's function is to review and make recommendations to the Board of Directors with respect to certain financial and accounting matters. The Compensation Committee's function is to review and make certain determinations with respect to matters concerning the remuneration of employees, officers and directors. The Board has not appointed a new Audit Committee, Compensation Committee or Executive Committee since the respective resignations of Messrs. Dunbar, Boscia and Calvin. The Board of Directors does not have a standing Nominating Committee.

     During the 1996 fiscal year, the Board of Directors held three meetings. During fiscal 1996 the Audit Committee held one meeting, and the Executive Committee met one time. The Compensation Committee did not meet in fiscal 1996. Each incumbent director attended all meetings of the Board of Directors and committees on which he served that were held during the period he was a member of the Board of Directors or such committees.

     Nonemployee directors of the Company receive no cash compensation for their services, but are reimbursed for reasonable out-of-pocket expenses in connection with the performance of their duties. Nonemployee directors participate in the Nonemployee Directors' Stock Option Plan (the "Director Plan"), pursuant to which each incumbent nonemployee director automatically receives a fully vested option to purchase 1,000 shares of Common Stock at each annual meeting of shareholders. In addition, each nonemployee director who was in office at the time of the adoption of the Director Plan in July 1993 (i.e., Messrs. Campbell and Dunbar) received an option to purchase 5,000 shares of Common Stock, which vests 20% per year for five years.

Executive Officers of the Company

     The following table sets forth certain information concerning the executive officers of the Company.

Name                                      Position
----                                      --------
William T. Rose, Jr.                      Chairman of the Board, President and
                                          Chief Executive Officer

Wm. Howard McClennan, Jr.                 Chief Financial Officer, Treasurer and
                                          Corporate Secretary

William T. Rose, Sr.                      Vice Chairman, Executive Vice
                                          President and Director

David Blakeley                            Vice President of Purchasing

     Biographies of Messrs. Rose, Jr. and Rose, Sr. are set forth above.

     Mr. McClennan, 62 years of age, has held the position of Chief Financial Officer since joining the Company in 1992. He was elected Treasurer and Corporate Secretary of the Company in July 1993. From 1987 to 1992, he was Vice President and Chief Financial Officer for Prepared Foods, Inc., a subsidiary of International Multi-Foods. From 1985 to 1987, he was Vice President of Finance, Chief Financial Officer and Corporate Secretary for Wilton Enterprises, Inc. Prior to that time, Mr. McClennan spent seventeen years with Tenneco, Inc., the last three years of which he was Senior Vice President of Finance of the Automotive Group.

     Mr. Blakeley, 38 years of age, has served as a Vice President of the Company since 1990 and was Controller of the Company from 1990 to 1992, when he assumed his present position. He was a commercial loan officer with United Bank & Trust, Ames, Iowa from 1985 to 1990, and prior to that was an agricultural loan officer at Lisbon Bank & Trust Co., Lisbon, Iowa and First Bank, Albert Lea, Minnesota.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of November 15, 1996, certain information with respect to all shareholders known to the Company to have been beneficial owners of more than five percent of its Common Stock, and information with respect to the Company's Common Stock beneficially owned by directors of the Company, the executive officers of the Company named in the Summary Compensation Table above, and all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Common Stock owned by them.


                                                                          Shares Beneficially
                                                                                Owned
                                                                        ------------------------
     Name                                                                 Number     Percentage(1)
     ----                                                                 ------     ----------
William T. Rose, Jr. (2) (3) (4).....................................   1,872,219        46.8%
     441 Dubuque Street, Ellsworth, IA 50075
William T. Rose, Sr. (2) (4).........................................     811,504        21.2%
     441 Dubuque Street, Ellsworth, IA 50075
Edward L. Campbell (5)...............................................      10,000          .3%
     441 Dubuque Street, Ellsworth, IA 50075
George Dunbar (6)....................................................     185,883         5.1%
     1186 Walter, Lemont, IL 60439
Food Fund Limited Partnership (7)....................................     207,500         5.6%
     5720 Smetana Drive, Suite 300,
     Minnetonka, MN 55343
Creditanstalt American Corporation (8) (9)...........................     531,111        13.1%
     245 Park Avenue, New York, NY 10167
All directors and executive officers as a group
     (5 persons) (10)................................................   1,919,353        47.5%

-----------
(1) Assumes exercise of presently exercisable options and warrants by the named person or group but by no other person.

(2) Mr. Rose, Jr. and Mr. Rose, Sr. are parties to a Voting Agreement whereby all shares held by either of them may be voted by Mr. Rose, Jr. Shares and currently exercisable options and warrants owned by Mr. Rose, Sr. are included in the total shown for Mr. Rose, Jr.

(3) Includes 3,500 shares issuable pursuant to currently exercisable warrants and 167,500 shares issuable pursuant to currently exercisable options under the 1993 Stock Option Plan, all of which are held of record by Mr. Rose, Jr. Also includes 4,720 shares beneficially owned by Mr. Rose, Jr. through the Company's 401(k) plan. See note 4 for information concerning options and warrants held of record by Mr. Rose, Sr. and deemed to be beneficially owned by Mr. Rose, Jr.. Does not include 797 shares owned by Mr. Rose, Jr.'s wife, Kristin Rose. Mr. Rose, Jr. disclaims beneficial ownership of the shares owned by Kristin Rose.

(4) Includes 3,500 shares issuable pursuant to currently exercisable warrants and 167,500 shares issuable pursuant to currently exercisable options under the 1993 Stock Option Plan, all of which are held of record by Mr. Rose, Sr. Also includes 4,608 shares beneficially owned by Mr. Rose, Sr. through the Company's 401(k) plan.

(5) Includes 5,000 shares issuable pursuant to currently exercisable options under the Director Plan. Shares other than option shares are owned by Campbell and Associates, which is majority owned by Mr. Campbell.

(6) Includes 180,883 shares owned by L&M Midwest, Inc., which is majority owned by Mr. Dunbar, and 5,000 shares issuable to Mr. Dunbar pursuant to currently exercisable options under the Director Plan.

(7) Includes 172,500 shares and presently exercisable warrants to purchase 35,000 shares.

(8) Includes 420,000 shares issuable pursuant to presently exercisable warrants.

(9) Pursuant to a Subscription Agreement, dated as of November 15, 1996, and a Warrant Agreement, dated July 12, 1995, as amended, Creditanstalt American Corporation has agreed to vote its shares in accordance with the recommendations of the Board of Directors of the Company on any matter as to which the Board has made a recommendation to the stockholders generally.

(10) Includes options and warrants held by Messrs. Rose, Jr., Rose, Sr., and Campbell, as described in the notes above. Also includes 1,301 shares beneficially owned by Wm. Howard McClennan, Jr. through the Company's 401(k) plan, presently exercisable options to purchase 22,500 shares held by Mr. McClennan, and presently exercisable options to purchase 13,333 shares held by David Blakeley. Does not include shares beneficially owned by Creditanstalt American Corporation as to which the Board of Directors may have certain voting rights. See note 9.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation for each of the three years ended July 31, 1996 awarded to or earned by William T. Rose, Jr., the Chief Executive Officer of the Company, and William T. Rose, Sr., the Company's Executive Vice President and Vice Chairman. For a discussion of the employment arrangements of Messrs. Rose, Jr. and Rose, Sr., see "Executive Compensation -- Employment Agreements." No officer of the Company other than Messrs. Rose, Jr. and Rose, Sr. received cash compensation in excess of $100,000 during any of the three years ended July 31, 1996.


                                                                            Long-Term
                                                     Annual                Compensation
                                                  Compensation               Awards (1)
                                                  ------------             -------------
                                                                           Stock Options       All Other
Name and Position                       Year         Salary (2)     Bonus   (Shares)         Compensation (3)
-----------------                       ----         ----------     -----  -------------     ----------------
William T. Rose, Jr.                    1996           $189,641       $0            0            $5,348
     Chairman of the Board,             1995           $115,096       $0      100,000            $3,208
     President and Chief                1994           $ 89,500       $0            0            $1,015
     Executive Officer

William T. Rose, Sr.                    1996           $189,641       $0            0            $5,348
     Vice Chairman of the               1995           $115,096       $0      100,000            $3,208
     Board and Executive                1994           $ 89,500       $0            0            $1,015
     Vice President

--------------------
(1) All options listed were granted under the Company's 1993 Stock Option Plan. See "Information Concerning Stock Option Plans." Options granted in 1995 are fully vested and are exercisable at a price of $3.25 per share.

(2) Excludes certain perquisites and other benefits which did not exceed the lesser of $50,000 or 10% of salary and bonus for any named executive in any of the years shown.

(3) The compensation reported represents Company contributions under the Company's 401(k) plan.

Employment Agreements

     In April 1995, the Company entered into amended employment agreements with Mr. Rose, Jr. and Mr. Rose, Sr., to replace contracts scheduled to expire in 1996. Both of the amended contracts have initial terms expiring July 31, 1998, subject to automatic renewal thereafter. These contracts were approved by the Company's Compensation Committee, consisting of outside directors Edward L. Campbell and George Dunbar.

     Each contract provides for a beginning base salary of $197,500 per year, effective August 6, 1995, with annual adjustments on each January 31, based on the Ernst & Young annual survey of executive compensation for executives of similar rank in companies of a similar size, with a minimum annual increase of 5% over the base salary for the preceding year. The contracts may not be terminated prior their expiration date unless the Company has eliminated or provided adequate indemnification of the executive's liability under personal guarantees of Company debts. If such security is provided, the contracts may be terminated prior to their expiration date only upon the executive's death, resignation or disability or upon the occurrence of "cause" (as defined in the following sentence), as determined by 75% of the members of the Board of Directors. For purposes of the employment agreements, "cause" means either (i) the executive's breach of a material provision of the employment agreement or
(ii) the failure of the executive to perform or fulfill his duties other than by reason of disability, or the refusal or willful failure of the executive to follow the directions of the Board of Directors after the Company or the Board has identified the ways in which the executive has so failed and has given the executive an opportunity to correct such failure. The contracts are subject to a lump-sum severance payment, as described under "Executive Compensation -- Severance Arrangements." In addition, each of Mr. Rose, Jr. and Mr. Rose, Sr. is given registration rights to permit the sale of his shares of Company stock in connection with any offering by the Company and to demand one Company-paid registration of his shares at any time. The employment agreements also require the Company to provide each of Mr. Rose, Jr. and Mr. Rose, Sr. with health insurance paid 90% by the Company, Company-paid disability insurance, a Company automobile, a Company-paid $1,000,000 life insurance policy (with a maximum premium of $20,000) payable to a beneficiary named by him, fully paid dental and optical insurance, a retirement plan to maximize his tax-favored contributions, and certain other benefits.

     Mr. Rose, Jr. and Mr. Rose, Sr. through the end of fiscal 1996 have voluntarily foregone the salary increase due under their employment agreements and their rights to the health insurance, disability insurance, life insurance and retirement plans specified in their employment agreements. They participate in the Company's standard health insurance plan and 401(k) plan, but those plans do not satisfy the requirements of their contracts. Messrs. Rose, Jr. and Rose, Sr. have not required those benefits to be provided, but they may assert their rights under the employment agreements at any time in their sole discretion.

Stock Options

     The following table summarizes stock option exercises during fiscal 1996 by the executive officers named in the compensation table above, and the value of all options held by such persons at July 31, 1996. There were no stock option grants to these executive officers in fiscal 1996.

                Aggregated Option Exercises in Fiscal 1996 and
                    Value of Options Held at July 31, 1996

                                                                  Number of          Value of Unexercised
                                                                  Unexercised            In-the-Money
                                                                 Options Held at        Options Held at
                                                                  July 31, 1996          July 31, 1996
                                Shares Acquired    Value         (Exercisable/           (Exercisable/
Name                              on Exercise     Realized       Unexercisable)         Unexercisable)
----                            ---------------   --------       --------------        --------------

William T. Rose, Jr.                 -0-            -0-           167,500/-0-           167,500/-0-

William T. Rose, Sr.                 -0-            -0-           167,500/-0-           167,500/-0-

Severance Arrangements

     Under the employment agreements with Mr. Rose, Jr. and Mr. Rose, Sr., in the event of their termination for any reason they are entitled to receive a severance payment of three times the sum of (a) amount of their then-current base salary and (b) all bonuses paid during the current or preceding fiscal year, whichever is greater. In such an event, they are also entitled to immediate vesting of all interests in Company benefit plans, including any stock option plans, to an unlimited number of "piggyback" registration rights and one demand registration right for the shares of Company stock owned by them, and to the continuation for three years of all Company-provided life, health, accident or disability insurance plans in effect at the time of termination.

     In addition, the terms of stock options granted to Company personnel, including executive officers and the nonemployee directors, provide for the immediate vesting of such options in the event of a change of control of the Company, except under certain specified conditions.

Certain Relationships and Related Transactions

     Mr. Rose, Jr. and Mr. Rose, Sr. personally guaranteed a $4.2 million industrial revenue bond issued in 1990 on behalf of the Company and other debt of the Company to third parties in the aggregate principal amount of approximately $660,000. A portion of the proceeds of the Company's 1993 initial public offering was used to repay approximately $645,000 of the other debt, thereby releasing the guarantors from such obligations. These personal guarantees were terminated as part of the refinancing of the bonds in July 1995.

     In fiscal 1996 and 1995, the Company purchased equipment totaling approximately $2,347,000 and $55,000, respectively, which was sold or arranged by a bakery equipment distributor which is affiliated with George Dunbar, who was a Director of the Company until his resignation on September 30, 1996. The Company believes that such purchases were on terms no less favorable to the Company than available from unrelated third parties. The Company anticipates that purchases of additional bakery equipment will be made through this distributor in fiscal 1997.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. These persons are required to furnish the Company with copies of all Section 16(a) forms they file. The Company has been informed that Mr. George Dunbar filed two late reports and that two reportable transactions were not reported on a timely basis. To the knowledge of the Company, Mr. Dunbar did not fail to file any required forms. Based solely on a review of the copies of such forms furnished to the Company and representations from these persons, the Company believes that, with the exception of Mr. Dunbar, all Section 16(a) filing requirements applicable to its current executive officers, directors and greater than ten percent shareholders were complied with during fiscal year 1996.

                   2.   RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as independent auditors for the Company for the fiscal year ending July 31, 1997. A proposal to ratify the appointment of Ernst & Young LLP will be presented at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders. If the appointment of Ernst & Young LLP is not ratified by a vote of a majority of the votes cast on the question at the Annual Meeting, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a shareholder to be presented at the 1997 Annual Meeting must be received at the Company's executive offices, 441 Dubuque Street, P.O. Box B, Ellsworth, Iowa 50075, not later than July 29, 1997.

                            UNCLE B'S BAKERY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having duly received the Notice of Annual Meeting of Shareholders and Proxy Statement dated November 26, 1996, revoking all prior proxies, hereby appoints William T. Rose, Jr., William T. Rose, Sr., and Wm. Howard McClennan, Jr., and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Uncle B's Bakery, Inc. (the "Company") to be held on December 19, 1996, and at all adjournments or postponements thereof, as specified on the reverse side of this card, on each matter referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

             (CONTINUED AND TO BE DATED AND SIGNED ON OTHER SIDE)

A [X] Please mark your votes as in this example.
                                                                   |___

1. ELECTION OF CLASS C DIRECTORS FOR THE TERMS DESCRIBED IN THE PROXY STATEMENT

VOTE FOR all nominees           WITHHOLD          Nominees: Class C
   listed to right              AUTHORITY                   WILLIAM T. ROSE, JR.
(except as marked to the     to vote for all                WILLIAM T. ROSE, SR.
   contrary below)        nominees listed to right
        [_]                        [_]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below):

_______________________________________________________________________________

2. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 1997.

                FOR               AGAINST                  ABSTAIN
                [_]                 [_]                      [_]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of nominees for director named in item 1, FOR item 2 and in the discretion of the named proxies on all other matters.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



-----------------------------------------------
                 SIGNATURE



-----------------------------------------------
          SIGNATURE, IF HELD JOINTLY


        Date:                , 1996
             ----------------


IMPORTANT: Please sign exactly as name appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please have signed in full corporate name by President or other authorized officer. If a partnership, name by authorized person.